UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 6, 2015

Date of Report (Date of earliest event reported)

Caesars Entertainment Operating Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10413	75-1941623
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

On January 6, 2015, Caesars Entertainment Corporation (“CEC”), Caesars Entertainment Operating Company, Inc., a majority owned subsidiary of CEC (“CEOC”), and certain holders of claims in respect of CEOC’s 11.25% senior secured notes due 2017, CEOC’s 8.5% senior secured notes due 2020 and CEOC’s 9% senior secured notes due 2020 (collectively, the “First Lien Notes” and, the claims with respect thereto, the “First Lien Bond Claims”) agreed to amend the term sheet (the “Term Sheet Amendment”) to the Amended and Restated Restructuring Support and Forbearance Agreement, dated as of December 31, 2014 (the “RSA”), among CEC, CEOC and the Consenting Creditors (as defined in the RSA), which was previously filed by CEC and CEOC on their Current Reports on Form 8-K, filed with the Securities and Exchange Commission on December 31, 2014. Pursuant to the Term Sheet Amendment, CEC agreed to pay all holders of First Lien Notes that sign the RSA and become Consenting Creditors on or prior to January 12, 2015 at 5:00 p.m., New York City time, for forbearing from exercising their default-related rights and remedies, a fee in an amount equal to (i) 1.625% of the First Lien Bond Claims held by such Consenting Creditors paid at the earlier of the date when (A) holders of 66.66% of the obligations under the First Lien Notes and obligations of CEOC under its credit agreement (the “First Lien Bank Obligations”) sign the RSA (or, in respect of the First Lien Bank Obligations, a similar restructuring support and forbearance agreement agreeable to CEOC and CEC) and (B) the bankruptcy court, in which chapter 11 cases regarding the restructuring of CEOC are commenced, enters an order approving the disclosure statement and (ii) 1.625% of the First Lien Bond Claims held by such Consenting Creditors, paid when the restructuring closes. In addition, the Term Sheet Amendment decreased the cash amount of the recovery to the holders of the First Lien Notes from $413 million to $207 million.

The foregoing description of the Term Sheet Amendment does not purport to be complete and is qualified in its entirety by reference to the Term Sheet Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being filed herewith:

Exhibit No.	Description

10.1	Summary Term Sheet for Proposed Restructuring, dated January 6, 2015, to Amended and Restated Restructuring Support and Forbearance Agreement, dated as of December 31, 2014, among Caesars Entertainment Operating Company, Inc., on behalf of itself and the subsidiary loan parties party thereto, Caesars Entertainment Corporation, LeverageSource III (H Holdings), L.P., LeverageSource V, L.P. and each of the holders of First Lien Bond Claims party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

Date: January 6, 2015	By:	/s/ SCOTT E. WIEGAND
	Name:	Scott E. Wiegand
	Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Summary Term Sheet for Proposed Restructuring, dated January 6, 2015, to Amended and Restated Restructuring Support and Forbearance Agreement, dated as of December 31, 2014, among Caesars Entertainment Operating Company, Inc., on behalf of itself and the subsidiary loan parties party thereto, Caesars Entertainment Corporation, LeverageSource III (H Holdings), L.P., LeverageSource V, L.P. and each of the holders of First Lien Bond Claims party thereto.